                                                                      EXHIBIT 25

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                _______________

                                   FORM T-1

STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                     TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                _______________

                       U.S. TRUST COMPANY OF TEXAS, N.A.
              (Exact name of trustee as specified in its charter)

                                                      75-2353745
               (State of incorporation             (I.R.S. employer
               if not a national bank)             identification No.)

               2001 Ross Ave, Suite 2700                   75201
                    Dallas, Texas                        (Zip Code)
                (Address of trustee's
              principal executive offices)

                               Compliance Officer
                       U.S. Trust Company of Texas, N.A.
                           2001 Ross Ave, Suite 2700
                              Dallas, Texas  75201
                                 (214) 754-1200
           (Name, address and telephone number of agent for service)

                                _______________

                        Crown Castle International Corp.
              (Exact name of obligor as specified in its charter)

                   Delaware                                76-0470458
        (State or other jurisdiction of                 (I.R.S. employer
        incorporation or organization)                 identification No.)

          510 Bering Drive, Suite 500
                 Houston, TX                                 77057
  (Address of principal executive offices)                 (Zip Code)

                                _______________

            12 3/4% Senior Subordinated Exchange Debentures due 2010
                      (Title of the indenture securities)

--------------------------------------------------------------------------------

                                    GENERAL

1.  General Information.
    --------------------

    Furnish the following information as to the Trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Reserve Bank of Dallas (11th District), Dallas, Texas (Board of Governors of the Federal Reserve System) Federal Deposit Insurance Corporation, Dallas, Texas The Office of the Comptroller of the Currency, Dallas, Texas

    (b)  Whether it is authorized to exercise corporate trust powers.

               The Trustee is authorized to exercise corporate trust powers.

2.  Affiliations with Obligor and Underwriters.
    -------------------------------------------

    If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

    None.

3.  Voting Securities of the Trustee.
    ---------------------------------

    Furnish the following information as to each class of voting securities of the Trustee:

                               As of May 5, 1999

--------------------------------------------------------------------------------

               Col A.                             Col B.

--------------------------------------------------------------------------------

               Title of Class                Amount Outstanding

--------------------------------------------------------------------------------

            Capital Stock - par value $100 per share  5,000 shares

4.  Trusteeships under Other Indentures.
    ------------------------------------

    Not Applicable

5.  Interlocking Directorates and Similar Relationships with the Obligor or
    -----------------------------------------------------------------------
    Underwriters.
    -------------

    Not Applicable

6.   Voting Securities of the Trustee Owned by the Obligor or its Officials.
     -----------------------------------------------------------------------

     Not Applicable

7.   Voting Securities of the Trustee Owned by Underwriters or their Officials.
     --------------------------------------------------------------------------

     Not Applicable

8.   Securities of the Obligor Owned or Held by the Trustee.
     -------------------------------------------------------

     Not Applicable

9.   Securities of Underwriters Owned or Held by the Trustee.
     --------------------------------------------------------

     Not Applicable

10.  Ownership or Holdings by the Trustee of Voting Securities of Certain
     --------------------------------------------------------------------
     Affiliates or Security Holders of the Obligor.
     ----------------------------------------------

     Not Applicable

11.  Ownership or Holdings by the Trustee of any Securities of a Person Owning
     -------------------------------------------------------------------------
     50 Percent or More of the Voting Securities of the Obligor.
     -----------------------------------------------------------

     Not Applicable

12.  Indebtedness of the Obligor to the Trustee.
     -------------------------------------------

     Not Applicable

13.  Defaults by the Obligor.
     ------------------------

     Not Applicable

14.  Affiliations with the Underwriters.
     -----------------------------------

     Not Applicable

15.  Foreign Trustee.
     ----------------

     Not Applicable

16.  List of Exhibits.
     -----------------

     T-1.1  -  A copy of the Articles of Association of U.S. Trust Company of
               Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.

16.  (con't.)

     T-1.2 - A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.3 - A copy of the authorization of the Trustee to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.4 - A copy of the By-laws of the U.S. Trust Company of Texas, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

     T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.


                                     NOTE

As of May 5, 1999, the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of May 5, 1999, U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 18,597,534 shares of $1 par value Common Stock as of May 5, 1999.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

In as much as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


                                _______________

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 5th day of May, 1999.

                                    U.S. Trust Company
                                    of Texas, N.A., Trustee



                                    By:  /s/
                                         --------------------------
                                         Authorized Signatory

                                                                   Exhibit T-1.6



                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of Crown Castle International Corporation 12 3/4% Senior Subordinated Exchange Debentures due 2010, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.



                                    U.S. Trust Company of Texas, N.A.



                                    By:  /s/
                                         --------------------------
                                         Authorized Signatory

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
                                                          Board of Governors of the Federal Reserve System
                                                          OMB Number:  7100-0036
                                                          Federal Deposit Insurance Corporation
                                                          OMB Number:  3064-005
                                                          Office of the Comptroller of the Currency
Federal Financial Institutions Examination Council        OMB Number:  1557-0081
                                                          Expires March 31, 2001
--------------------------------------------------------------------------------------------------------------------------
                                                     (1)
                                                     Please Refer to Page I,
(LOGO)                                               Table of Contents, for
                                                     the required disclosure
                                                     of estimated burden.
--------------------------------------------------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK
WITH DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF LESS
THAN $100 MILLION OR MORE BUT LESS THAN $300 MILLION -
-  FFIEC  033                                             (19990331)
                                                          ----------
REPORT AT THE CLOSE OF BUSINESS March 31, 1999            (RCRI 9999)

This report is required by law:  12 U.S.C. Section (S)    This report form is to be filed by banks with domestic
324 (State member banks); 12 U.S.C. Section (S) 1817      offices only.  Banks with branches and consolidated
(State nonmember banks); and 12 U.S.C. Section (S) 161    subsidiaries in U.S. territories and possessions, Edge
(National banks).                                         or Agreement subsidiaries, foreign branches,
                                                          consolidated foreign subsidiaries, or International
                                                          Banking Facilities must file FFIEC 031.

--------------------------------------------------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must            The Reports of Condition and Income are to be prepared
be signed by an authorized officer and the                in accordance with Federal regulatory authority
Report of Condition must be attested to by not            instructions. NOTE: these instructions may in some cases
less than two directors (trustees) for State              differ from generally accepted accounting principles.
nonmember banks and three directors for State
member and National Banks.
                                                          We, the undersigned directors (trustees), attest to the
I,      Alfred B. Childs, Managing Director               correctness of this Report of Condition (including the
    ---------------------------------------               supporting schedules) and declare that it has been examined
       Name and Title of  Officer Authorized              by us and to the best of our knowledge and belief has been
        to Sign Report                                    prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and
of the named bank do hereby declare that these            correct.
Reports of Condition and Income (including the
supporting schedules) have been prepared in               /s/     Stuart M. Pearman
conformance with the instructions issued by the           ----------------------------------
appropriate Federal regulatory authority and are          Director (Trustee)
true to the best of my knowledge and belief.

                                                          /s/.    J. T. More, Jr.
/s/         Alfred B. Childs                              ----------------------------------
----------------------------------------                  Director (Trustee)
 Signature of Officer Authorized to Sign Report
                                                          /s/.    Arthur White
April 21, 1999                                            ----------------------------------
---------------------------------------                   Director (Trustee)
 Date of Signature

--------------------------------------------------------------------------------------------------------------------------

Submission of Reports
Each bank must prepare its Reports of Condition                   For electronic filing assistance, contact EDS Call
and Income either:                                                Report Services, 2150 North Prospect Avenue,
(a)  in electronic form and then file the computer data           Milwaukee, WI 53202, telephone (800) 255-1571.
     file directly with the banking agencies' collection
     agent, Electronic Data Systems Corporation (EDS),
     by modem or on computer diskette; or                         To fulfill the signature and attestation requirement
                                                                  for the Reports of Condition and Income for this
(b)  in hard-copy (paper) form and arrange for another            report date, attach this signature page to the hard-
     party to convert the paper report to electronic              copy record of the completed report that the bank
     form. That party (if other than EDS) must transmit           places in its files.
     the bank's computer data file to EDS.

--------------------------------------------------------------------------------------------------------------------------

FDIC Certificate Number    33217                                  US Trust Company of Texas, National Association
                        -----------                               ------------------------------------------------------
                         (RCRI 9050)                              Legal Title of Bank (TEXT 9010)

                                                                  Dallas
                                                                  ------------------------------------------------------
                                                                  City (TEXT 9130)

                                                                  TX                                     75201
                                                                  ------------------------------------------------------
                                                                  State Abbrev. (TEXT 9200)       Zip Code. (TEXT 9220)

  Board of Governors of the Federal Reserve System, Federal Deposit Insurance
            Corporation, Office of the Comptroller of the Currency

U.S. Trust Company of Texas, N.A.               Call Date:             3/31/1999   State #:   48-6797      FFIEC  033
2001 Ross Avenue, Suite 2700                    Vendor ID:                     D     Cert #:    33217      RC-1
Dallas, TX  75201                                Transit #:             11101765
                                                                                                        ------------
                                                                                                              9
                                                                                                        ------------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR March 31, 1999

All schedules are to be reported in thousands of dollars.
Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

ASSETS
   1.  Cash and balances due from depository institutions:                                                        RCON
                                                                                                                 ------
       a.  Noninterest-bearing balances and currency and coin (1,2)________________   ______      _______     0081     1,297  1.a
                                                                                                                    --------
       b.  Interest bearing balances (3)___________________________________________   ______      _______     0071       696  1.b
                                                                                                                    --------
   2.  Securities:
       a.  Held-to-maturity securities (from Schedule RC-B, column A)______________   ______      _______     1754         0  2.a
                                                                                                                    --------

       b.  Available-for-sale securities (from Schedule RC-B, column D)____________   ______      _______     1773   131,683  2.b
   3.  Federal funds sold (4) and securities purchased under agreements to resell:                            1350     6,000  3
                                                                                                                    --------
   4.  Loans and lease financing receivables:                                               RCON
                                                                                      ----------
       a.  Loans and leases, net of unearned income (from Schedule RC-C)___________         2122      22,709                  4.a
                                                                                                   ---------
       b.  LESS:  Allowance for loan and lease losses______________________________         3123         260                  4.b
                                                                                                   ---------
       c.  LESS:  Allocated transfer risk reserve__________________________________         3128           0                  4.c
                                                                                                   ---------
       d.  Loans and leases, net of unearned income, allowance, and reserve                                   RCON
                                                                                      ______      _______   ------    22,249  4.d
       (item 4.a minus 4.b and 4.c)________________________________________________                           2125
                                                                                                                    --------
   5.  Trading assets______________________________________________________________   ______      _______     3545         0   5.
                                                                                                                    --------
   6.  Premises and fixed assets (including capitalized leases)____________________   ______      _______     2145       917   6.
                                                                                                                    --------
   7.  Other real estate owned (from Schedule RC-M)________________________________   ______      _______     2150         0   7.
                                                                                                                    --------
   8.  Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)________________________________________________________   ______      _______     2130         0   8.
                                                                                                                    --------
   9.  Customers' liability to this bank on acceptances outstanding________________   ______      _______     2155         0   9.
                                                                                                                    --------
  10.  Intangible assets (from Schedule RC-M)______________________________________   ______      _______     2143     1,950  10.
                                                                                                                    --------
  11.  Other assets (from Schedule RC-F)___________________________________________   ______      _______     2160     2,527  11.
                                                                                                                    --------
  12.  Total assets (sum of items 1 through 11)____________________________________   ______      _______     2170   167,519  12.
                                                                                                                    --------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Included time certificates of deposit not held for trading.

U.S. Trust Company of Texas, N.A.               Call Date:             3/31/1999   State #:   48-6797      FFIEC  033
2001 Ross Avenue, Suite 2700                    Vendor ID:                     D     Cert #:    33217      RC-1
Dallas, TX  75201                                Transit #:             11101765
                                                                                                        ------------
                                                                                                             10
                                                                                                        ------------

Schedule RC - Continued
                                                                                               Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.    Deposits:                                                                                      RCON
       a.  In domestic offices (sum of totals of                                                      ----  ------
       columns A and C from Schedule RC-E)___________________________________     RCON                2200  141,618       13.a
                                                                                  ----                      -------
       (1)  Noninterest-bearing (1)__________________________________________     6631         8,794                      13.a.1
                                                                                           ---------
       (2)  Interest-bearing ________________________________________________     6636       132,824                      13.a.2
                                                                                           ---------
       b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
       (1)  Noninterest-bearing______________________________________________
       (2)  Interest-bearing_________________________________________________
14.    Federal funds purchased(2)  and securities sold under agreements to                            RCON  -------       14
       repurchase                                                                                     ----        0
                                                                                                      2800  -------
15.    a.  Demand notes issued to the U.S.                                       -------    -------   2840        0       15.a
       Treasury______________________________________________________________
                                                                                                            -------
       b.  Trading liabilities_______________________________________________    -------    -------   3548        0       15.b
                                                                                                            -------
16.    Other borrowed money:
       a.  With a remaining maturity of one year or                              -------    -------   2332        0       16.a
       less__________________________________________________________________
                                                                                                            -------

       b. With a remaining maturity of more than one year through three          -------    -------   A547    2,000       16.b
       years_________________________________________________________________                               -------
       c. With a remaining maturity of more than three                           -------    -------   A548    1,000       16.c
       years_________________________________________________________________
                                                                                                            -------
17.    Not applicable
18.    Bank's liability on acceptances executed and                              -------    -------   2920        0       18.
       outstanding__________________________________________________________
                                                                                                            -------
19.    Subordinated notes and                                                    -------    -------   3200        0       19.
       debentures___________________________________________________________                                -------

20.    Other liabilities (from Schedule RC-G)_______________________________     -------    -------   2930    2,317       20.
                                                                                                            -------
21.    Total liabilities (sum of items 13 through                                -------    -------   2948  146,935       21.
       20)__________________________________________________________________                                -------

22.    Not applicable
EQUITY CAPITAL
                                                                                                      RCON
  23.  Perpetual preferred stock and related                                                         -----  -------
       surplus______________________________________________________________     -------    -------   3838    7,000       23.
                                                                                                            -------
  24.  Common stock_________________________________________________________     -------    -------   3230      500       24.
                                                                                                            -------
  25.  Surplus (exclude all surplus related to preferred                                              3839    8,384       25.
       stock)_______________________________________________________________     -------    -------
                                                                                                            -------

  26.  a.  Undivided profits and capital                                                              3632    4,406       26.a
       reserves_____________________________________________________________     -------    -------
       b.  Net unrealized holding gains (losses) on available-for-sale                                8434      294       26.b
       securities___________________________________________________________

  27.  Cumulative foreign currency translation
       adjustments__________________________________________________________                                -------
  28.  Total equity capital (sum of items 23 through 27)____________________     -------    -------   3210   20,584       28.
                                                                                                            -------
  29.  Total liabilities and equity capital (sum of items 21 and 28)________     -------    -------   2257  167,519       29.
                                                                                                            -------




Memorandum
 To be reported only with the March Report of Condition.            Number
1.  Indicate in the box at the right the number of the             --------
    statement below that best describes the most
    comprehensive level of auditing work performed for the
    bank by independent external auditors as of any date                 1  M.1
    during 1998  ___________________________________         6724
                                                                   --------


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)  Includes limited-life preferred stock and related surplus.